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                                                                  Exhibit 23(J)1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus (Investment Class) and to the incorporation by reference in this Post-Effective Amendment No. 68 to the Registration Statement (Form N-1A) (No. 33-07404) of BT Investment Funds of our report dated January 26, 2000, included in the 1999 Annual Report to shareholders of BT Quantitative Equity Fund.




Philadelphia, Pennsylvania
April 24, 2000